                                                                     Exhibit 11
                                                                     Page 1 of 2


                            COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  (Dollars in Millions Except Per Share Amounts)
                                   (Unaudited)




                                                                       Three Months Ended March 31,
                                                                       ------------------------
                                                                         1998                 1997
                                                                        -------              ------
BASIC

Earnings:
    Net income                                                           $196.0            $169.6

    Deduct: Dividends on preferred shares                                   5.3               5.4
                                                                        -------            -------

    Net income applicable to common shares                               $190.7            $164.2
                                                                        -------            -------
                                                                        -------            -------
Shares (in millions):

    Weighted average shares outstanding                                   295.6              294.6
                                                                        -------            -------
                                                                        -------            -------

Earnings per common share, basic                                         $  .65             $  .56
                                                                        -------            -------
                                                                        -------            -------



                                                                     Exhibit 11
                                                                     Page 2 of 2

                            COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  (Dollars in Millions Except Per Share Amounts)
                                   (Unaudited)




                                                                        Three Months Ended March 31,
                                                                        ----------------------------
                                                                          1998               1997
                                                                        -------            -------

DILUTED

Earnings:

    Net income                                                           $196.0              $169.6
    Deduct: Dividends on preferred shares                                    .1                  .1
    Deduct: Replacement funding                                              .5                  .6
                                                                        -------             -------
    Net income applicable to common shares                               $195.4              $168.9
                                                                        -------             -------
                                                                        -------             -------
Shares (in millions):

    Weighted average number of common shares
       outstanding                                                        295.6               294.6
    Add: Assumed exercise of options reduced by the
       number of shares purchased with the proceeds                         7.3                 6.1

    Add: Assumed conversion of Series B convertible
       Preference Stock                                                    22.8                23.3
                                                                        -------             -------
    Adjusted weighted average shares outstanding                          325.7               324.0
                                                                        -------             -------
                                                                        -------             -------
Earnings per common share, diluted                                       $  .60              $  .52
                                                                        -------             -------
                                                                        -------             -------






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